As filed with the Securities and Exchange Commissionon                                              Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERI METRO, INC.
 (Exact name of registrant as specified in its charter)

Delaware	485112	27-2672330
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

P.O. Box 125
Windsor Commons, Suite 3137A
Red Lion, Pennsylvania  17356
Tel: (717) 246-3876
 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Shah Mathias
P.O. Box 163
30 Center Court
Red Lion, Pennsylvania  17356
Tel: (717) 434-0668
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to
Cassidy & Associates
215 Apolena Avenue
Newport Beach, California 92662
(310) 709-4338 (310) 943-3829(fax)

Approximate Date of Commencement
       of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee

Common Stock	500,000 shares	$20.00	$10,000,000	$713.00

(1)           There is no current market for the securities and the price at which the Shares are being offered has beenarbitrarily determined by the Company and used for the purpose of computing the amount of theregistration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)           $ [ ] paid by electronic transfer.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 201_
AMERI METRO, INC.
Up to 500,000 shares of
Common Stock offered by the Company at $20.00 per share

This prospectus relates to the offer and sale of up to a maximum of 500,000 shares of common stock of Ameri Metro, Inc., (the “Shares”), a Delaware corporation (the “Company”), par value $0.0001 per share, to be offered from time to time by the Company at a price of $20.00 per share.

There is no minimum number of Shares that must be sold by the Company before the offering can be closed and/or monies raised thereby utilized.  The Company plans to utilize funds as they are invested during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering is 500,000.  Funds received by the Company will be immediately available to the Company for use by it.

The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

All or some Shares may be sold by the officers and directors of the Company including Shah Mathias, its chief executive officer, Naresh Mirchandani, its chief financial officer and Shahjahan Mathias, its senior vice president.  None of these officers or employees will receive any commission or compensation for the sale of the Shares.  The Company has no current arrangements nor has it entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).
	Assumed Price	Placement	Proceeds
	To Public	Agent discount (1)	to the Company
Per Common Stock Share	$ 20.00 per share	$ 1.50 per share	$ 18.50 per share

(1) Assumes an underwriters’ discount or commission of 7.5%. The Company does not know if it will enter any arrangement with any underwriter or other placement agent but if such arrangement is entered into, the Company expects it will pay customary commission amounts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.
Ameri Metro, Inc.
P.O. Box 125
Windsor Commons, Suite 3137A
Red Lion, Pennsylvania  17356

Prospectus dated __________________, 201_

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward Looking Statement	13
Use of Proceeds	13
Determination of Offering Price	14
Dividend Policy	14
Dilution	14
Plan of Distribution	14
Description of Securities	15
Plan of Operation	16
The Business	17
The Company	18
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Management	25
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	29
Certain Relationships and Related Transactions	29
Shares Eligible for Future Sales	29
Legal Matters	29
Experts	29
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Financial Statements

Part II	31

Other Expenses of Issuance and Distribution	31
Indemnification of directors and Officers	31
Recent Sales of Unregistered Securities	31
Exhibits	31
Undertakings	32
Signatures	34
_________________

Until [_______________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

The Business

The Company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the national transportation structure is needed.  The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike. The Company will largely focus on projects related to high speed rail, but will also concentrate its efforts on other transportation projects that improve transportation infrastructure.

The Company intends to prepare a feasibility study and locate contractors and manufacturers that would complete the work and will provide cost estimates. Because high-speed rail travel is already in-place in much of Europe and Asia, the Company anticipates working with European companies to furnish the high-speed equipment, such as locomotives and passenger cars.

The Company will put the proposed contracts together with the supporting feasibility study, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal.  The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The Company anticipates that upon approval, the local municipality will effectuate a bond offering for the funding of the high-speed rail project.

The Company anticipates that the municipalities will be favorably receptive to the proposed high-speed rail project for many reasons. Political pressure is increasing to find alternate transportation systems as the price of gas and environmental risk of drilling and using petroleum products rises. Highway usage is increasing dramatically with the corresponding increasing maintenance costs and congestion. The project will be presented as a total package thereby providing the municipalities with the complete overview and relieving it of the time and costs involved in studying the proposal, seeking pricing information and projecting results. In addition, the Company believes that it will be able to effect economies of scale by purchasing new and renovating existing equipment and facilities on an integrated regional basis rather than in fractured individual areas or small municipalities.

The Company intends that the projects will be financed by bonds or indentures offered by sponsored or affiliated non-profit organizations of the applicable local or municipal government or agency.  Such non-profit entities may also be affiliates or companies related to the Company.

History and Development of the Company

The Company is a start-up developmental-stage company designed to be engaged primarily in high-speed rail for passenger and freight transportation and related transportation projects. The Company was recently incorporated and has completed its business plan, met with experts and consultants, organized its governing documents and appointed and elected officers and directors. The Company was incorporated in the State of Delaware on April 13, 2010.

The Company is designed as a multi-faceted development company committed to bringing innovative design and independent financing to the construction of high-speed rail for passenger and freight transportation and related projects nationwide. The Company anticipates that it will, directly or through subsidiaries, develop plans, and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and technology needed to implement the high-speed rail services.

The Company has no revenue producing operations to date. The Company intends to develop numerous projects as opportunities are presented primarily in the transportation or transportation-related fields. The Company believes that the need, demand and usage of alternative transportation such as high speed rail are increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels, particularly the automobile. The Company intends to develop and prepare the designs and concepts for feasible and profitable regional high-speed rail projects utilizing existing and new railbeds, stations, and equipment. The Company will prepare the complete project package including appraisals and estimates and will obtain contracts for the development of the railbeds and purchase of the equipment. The Company will present the complete project, working as project supervisor and coordinator, to municipalities and regional government agencies.  In addition to high speed rail projects, the Company will also develop other selected transportation-related projects that promote efficient and improved transportation structures or plans.

Funding for individual projects of the Company will occur from bond offerings organized through various non-profit entities and organizations sponsored or affiliated with municipal and government agencies.  Certain of these non-profit entities or organizations may themselves be affiliated with, or related to, the Company and assist, or work in conjunction with, the Company in securing contracts and funds to develop projects.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.  That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the transportation sector.

The Company believes that the continued high price of oil and gas coupled with the environmental concerns raised by offshore drilling and other oil and gas exploration and drilling projects and the federal policy of seeking alternatives to the country's dependence on the automobile and petroleum products will dramatically increase the need for and use of high-speed rail systems linking major regional hubs.

Due to financial constraints, the Company has to date conducted limited operations.  If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

There is no minimum of Shares that must be sold by the Company before the offering can close or the Company can otherwise use funds raised in the offering.  The Company may also have additional closings from time to time during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering is 500,000.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

Common stock outstanding before the offering	10,257,500(1)

Maximum number of shares of common stock offered by the Company	500,000

Common stock outstanding after the offering if maximum number sold	10,757,500(2)

Offering Price	$20.00 per share

Proceeds to the Company	$9,250,000(2) (3)

(1) Based on number of shares outstanding as of the date of this prospectus.
(2) Assumes the sale of the maximum number of Shares.
(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received at any time in the offering will be immediately available to the Company.  There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

In the future, following the completion of this offering, the Company intends to raise up to $490,000,000 through the sale of 24,500,000 Shares as part of separate offering pursuant to a registration statement that the Company intends to file at such time.

Summary Financial Information

The statements of operations data for the period from April 13, 2010 (date of inception) to July 31, 2010 and the balance sheet data at July 31, 2010 are derived from the Company’s audited condensed financial statements and related notes thereto included elsewhere in this prospectus.

Period ended July 31,
2010
Statement of operations data
Revenue	$0
Net loss	$(90,920)
Net loss per share, basic and diluted	(0.02)
Weighted average number of shares
outstanding, weighted and diluted	5,454,545

July 31,
2010

Balance sheet data
Cash and cash equivalents	$21
Other assets	$1,494,077
Total assets	$1,494,098
Total liabilities	$1,584,018
Total stockholders’ deficiency	$(89,920)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the period ended July 31, 2010 includes a paragraph that explains that the Company has experienced recurring losses and has a stockholders' deficiency at July 31, 2010.  These matters raise substantial doubt regarding the Company's ability to continue as a going concern.

The Company must raise sufficient capital in order to develop and expand its business plan and generate revenues.

Without the influx of capital from this offering or other sources, the Company will be unable to develop or expand it business plan or generate revenues.

The Company has no operations and its business plan lays out the conceptual operations of the Company which have not yet been implemented and face significant obstacles.

The Company has a business plan which sets out its conceptual design to plan and develop regional high-speed passenger, freight railroad systems or other transportation developments.  However, the Company has not implemented any of the steps required to implement such a plan or plans and as a start-up conceptual company has only to date designed its business plan. In addition to the need to raise or obtain capital for the implementation of its business plan, the Company will face significant other obstacles in planning and effecting regional high-speed railroads. The Company has no contracts or other arrangements or understandings with any municipality or area for such a railroad project nor does it have any contracts with suppliers, developers, designers or others that will be needed to assist the Company to develop a working project plan.  As the Company develops its plan for a regional high-speed railroad, it may be required to obtain governmental and environmental approvals and possibly be subject to approval by local or state voting propositions, referendums or state legislatures. In addition, the Company may not be able to obtain the land on which such railroads are proposed and may have to seek government condemnation of such land, which may not be possible. These and other unforeseen obstacles may present significant obstacles to the ability of the Company to implement its business plan.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage.  Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has no revenues to date.

The Company has generated no revenues to date.  Most of the time of the Company’s management, and most of the Company’s limited resources have been spent in developing its initial plans, researching additional projects, contacting potential partners, exploring marketing contacts, establishing manufacturing sources, preparing our business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company is a development-stage company and has little experience in its proposed area of operations.

The Company is a development-stage company and as such has little experience in its intended area of operations.  Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended.  If the Company’s projects consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects.  In addition, the Company’s lack of experience may result, in spite of the successful performance and operability of any products, in difficultly in actually consummating sales to end customers.  The Company intends to build strong relationships with partners, such as distributors and retailers, who can help market and deliver the Company’s projects. To date, the Company has built a relationship with Alabama Toll Facilities, Inc. and other non-profit groups, government agencies and boards.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will rely heavily on third parties to help plan, secure and execute transportation projects.  Until the Company can develop its own brand equity and consumer awareness, the Company will be substantially dependent on these third parties.

The Company will require additional capital in order to execute its business plan and expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company, has limited operations and is relying on this offering to finance its development and operations.  As of July 31, 2010, the Company had accumulated losses of $90,920.  The Company will require additional capital in order to execute its current business plan, and as a result, the Company may not be able to successfully implement its business model.  The Company estimates it will likely require approximately at least $1,000,000 to begin its initial development of basic sales and marketing and will need up to the maximum offering amount of $10,000,000 to execute its business plan as herein described.  If the Company raises an amount less that the projected amount, it will not be able to develop all aspects of its business plan as preferred and it will instead have to develop such plan in a more incremental manner.  In addition, although this offering will provide the Company with cash for its working capital, the company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully commercialize its projects, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

The Company is a development stage company and has a correspondingly small financial and accounting organization.  Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

The Company is a development stage company, with a finance and accounting organization that has been geared toward its operations as a small privately owned company.  However, the rigorous demands of being a public reporting company will require a larger finance and accounting group.  As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934.  The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time-consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance.  If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to market, distribute and sell its projects.  If the Company is unable to market, distribute or sell its projects, then it would not be able to proceed with its business plan or possibly to develop operations at all.

The Company may need subsequent financing.

Although the Company anticipates that upon realization and completion of the full amount of this Offering, the Company may be able to internally generate sufficient profits to continue the expansion plans of the Company, there cannot be any assurance that this can be accomplished.  Consequently, the Company may determine a need to obtain additional financing which could cause additional dilution to investors participating in this offering.

Municipalities, government agencies and other non-profit boards or groups may be unable to develop bond offerings that are sufficient to fund the high-speed rail project plans or other projects presented by the Company to such municipalities, agencies or groups.

If the Company is able to complete one or more regional high-speed rail project plans or other transportation projects and present such plans or projects to the respective regional government agency or agencies, or non-profit board or group, whether state(s), local or regional, there is no assurance that such agency will adopt the plan or if adopted whether it will be able to have effected a bond issuance sufficient to raise funds to implement the project plan. However, the Company believes that the use of its development structure (in conjunction with its related parties and affiliated non-profit corporation) can assist these various agencies in more successfully raising funds to implement projects.

The development of high speed rail and other innovative transportation projects is uncertain and the profitability of such projects remains unclear.

The Company believes that it is a relative pioneer in developing the next generation of rail transportation and innovative transportation in the United States, e.g. high speed rail. As such, there are few, if any, examples of developed high-speed rail or other projects that can be used either as developmental models or commercial viability models. For example, although high-speed rail projects may be successful in other countries, there is no assurance that such method of transportation will be successful in the United States which historically maintains an automobile-centered transportation system.

The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Shah Mathias, the founder and chief executive officer of the Company, is currently the beneficial owner of approximately 97% of the Company’s outstanding common stock, and assuming sale of all the Shares, will own 93% of the Company's then outstanding common stock upon closing of the offering.  As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their Shares.

The Company depends on its CEO to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled managerial, sales and marketing personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its CEO and founder, Shah Mathias, to provide the necessary experience and background to execute the Company's business plan.  The loss of his services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to conceptualize, market and develop projects, and as such, would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s projects may be subject to government regulation in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s sales could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its products or industry.

For example, as rail tracks will cross many differing municipal and state jurisdictions, the Company will be faced with myriad regulations from these jurisdictions as well as the federal government. The Company will need to comply with all government regulations which the Company expects will relate to items such as local zoning codes, noise regulations, track and crossing construction, maintenance and safety, environmental impact on construction and usage, rights-of-way and other matters. A failure to know the applicable regulations or to successfully abide by such regulations, could negatively impact the Company with potential fines, stoppages or other remedies.

As the Company is introducing a novel concept and innovative plan to the marketplace, the Company is unaware of any specific government regulation that could negatively affect its business.  However, because this industry niche is new and because there is a component of risk of loss to persons and property, the Company believes that there may ultimately be regulation affecting its projects on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely be at least include additional reporting requirements, potential project specifications or requirements and possibly even regulation of additional aspects of the industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industry.

The Company may face competition from other companies that offer similar projects, ranging from local entities to large multinational companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated projects are, and will be, sufficiently different from existing competition.  However, few of these organizations are using their projects in the configuration that the Company is currently proposing.  As a result, it is possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company’s trade secret protection may be inadequate.

The Company possesses certain proprietary trade secrets and processes.  The Company plans on attempting to obtain additional trade secrets, trademarks and service marks.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar trade secrets or other intellectual property protection adequately protects the Company.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s projects. The Company has conducted only limited marketing reviews, which indicate that its projects would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company is subject to Obsolescence and Technological Change.

The business of the Company is susceptible to rapidly changing technology and the Company's project planning and development process is subject to constant change.  Although the Company intends to continue to develop and improve its projects and capability, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features and reliability of its projects.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and/or difficulty in conducting our business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

If the Company fails to successfully manage its development or market expansion, its business and financial condition may suffer.

While the Company continues to develop its projects and looks to expand into new markets, the success of its project introduction depends on a number of factors, including, but not limited to, its ability to anticipate and manage a variety of issues associated with these projects and markets, such as (without limitation): difficulties faced in market acceptance and quality problems or other defects in the early stages of new project introduction that were not anticipated in the design of those projects.  Further, the Company needs to identify how any of its potential markets into which is entering may have different characteristics from the markets in which it currently exists and properly address these differences.  The business of the Company may suffer if it fails to successfully anticipate and manage these issues associated with its project development and market entry.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will devote themselves full-time to the business of the Company.  However, certain officers will devote only such time as is necessary (which may be less than full-time) to fulfill his or her respective duties as an officer of the Company.

The Company may have conflicts of interest and have engaged in transactions with its officers and directors and have entered into agreements or arrangements that were not negotiated at arms’-length.

The Company has engaged, and may in the future engage, in transactions with its officers, directors and principal shareholders, or persons or entities affiliated with any of these persons.  These transactions may not have been on terms as favorable to the Company as could have been obtained from non-affiliated persons.  While an effort has been made and will continue to be made to obtain services from affiliated persons at rates as favorable as would be charged by others, there will always be an inherent conflict of interest between the interests of our Company and those of the officers, directors, principal shareholders, and affiliates.

Projects have not completed development.

The Company has not completed the development of any projects, and further, it anticipates a continuing need to develop additional projects.  Although Company management feels that it excels in design and development of projects, no assurance can be given that the projects can be developed to implementation or that the projects will achieve viable revenues as a result therefrom.

If the Company experiences significant growth, this may cause strains on its management and employees.

If the Company experiences significant growth in the future, this will expose the Company to increased competition, greater overhead, marketing and support costs and other costs associated with entry into new markets and solicitation of new customers.  To manage growth effectively, the Company will need to continue to improve and expand operational, financial and management information systems and to expand, train, motivate and manage its employees.  Should the Company be unable to manage growth effectively, the results of its operations could be adversely affected.

The Company has a narrow project line, which results in a lack of diversification.

While the Company intends to commercialize additional projects, the underlying focus and efforts of the Company is limited to that which is described herein.  The Company does not intend to investigate or commercialize other projects.  The Company’s focus on one narrow area of project development will impair its ability to pursue other project or service offerings.  Therefore, the Company will be subject to the risks associated with a lack of diversification.

The Company has no control over general economic conditions.

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States and any foreign countries in which the Company may operate its business, such (without limitation) as recession, inflation, unemployment, and interest rates.  Such changing conditions could reduce demand in the marketplace for the Company’s projects.  The Company’s management believes that the niche projects that it markets and secular demand for innovative transportation projects will insulate it from excessive reduced demand as a result of general economic conditions.  Nevertheless, the Company has no control over these changes and its business could be adversely and severely affected as a result of changes in general economic conditions.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

It is difficult to predict the Company’s financial performance, which may fluctuate widely.

The Company has not yet generated revenues and may never do so.  If the Company does generate revenues, its quarterly results of operations are likely to vary significantly.  A number of factors are likely to cause these variations, some of which are outside of the Company’s control.  Some of these factors include (without limitation):

•	the acceptance by the transportation and infrastructure industry of the solutions that the Company offers;
•	the amount and timing of capital expenditures and other costs relating to the expansion of the Company;
•	the introduction of competing projects and solutions;
•	price competition or changes in the industry; and
•	technical difficulties or economic conditions specific to the Company or its business.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 30% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all 500,000 Shares hereby offered.  Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the Articles of Incorporation and By-Laws of the Company for the election of its directors, may effectively control the Board of Directors and the policies of the Company.  As a result, these shareholders will retain substantial control over matters requiring approval by the Company’s shareholders, such as (without limitation) the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The Articles of Incorporation and By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Shares assuming the sale of any Shares in the offering is concluded.  The Company does not know how many Shares may be sold or the aggregate amount of proceeds it may receive from sales.  The Company anticipates that it will use the proceeds from the sale of any of the Shares as listed below.  If less than the maximum number of Shares offered is sold and less than the maximum proceeds are received, the Company anticipates that the use of proceeds listed below will be proportionately reduced where possible.

	If 50,000	If 250,000	If 500,000
	Shares sold	Shares sold	Shares sold
	($1,000,000)	($5,000,000)	($10,000,000)

Sales and Marketing	$250,000	$400,000	$600,000
Facilities and Operations	$50,000	$3,400,000	$7,000,000
General and Administrative	$650,000	$1,000,000	$1,600,000
Working Capital	$50,000	$200,000	$800,000

Total	$1,000,000	$5,000,000	$10,000,000

(1) The Company is seeking an underwriter, broker-dealer or selling agent to sell the Shares. The Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.
(2) At the time of this prospectus, the Company has not located a broker-dealer or selling agent to sell the Shares. The Company does not know if and when it will be able to locate such any such broker-dealer or selling agent. While it is seeking a broker-dealer or selling agent to sell the Shares, the sale of the Shares will be made by officers of Company before the Company can locate, negotiate and finalize any arrangement with any underwriter. Officers will not receive any commissions for any sales of the Shares.

Discussion of Use of Proceeds Items

Sales, Marketing and Partnerships:  As part of the overall marketing strategy, the Company plans to devote substantial resources to its sales and marketing strategy, especially in order to attract licensing and partnership deals to capitalize upon its projects.  The Company believes that at this present time, many government agencies and municipalities are not fully aware of the benefits of the Company’s projects.  This dearth of awareness is, in the Company’s view, due to the lack of awareness and general knowledge of the Company’s projects and plans.  The Company intends to showcase itself to the various government agencies and municipalities and build awareness of the Company and its projects.  The Company also intends to use monies raised in the Offering to secure various development rights from government agencies to develop its projects.

Facilities and Operations:  The Company plans to build and open a new facility as its new corporate headquarters.  With additional funding, the Company will also build a manufacturing and production plant and purchase equipment for the same.  In addition, with additional financing, the Company will use its resources to procure raw materials for its projects.  The Company will also purchase two automobiles for use in the operation of its business.

General and Administrative:  The Company plans to hire substantial personnel to help staff for its growth.  In addition, the Company plans to expend significant resources for obtaining insurance.  The Company also anticipates significant costs associated with professional fees for legal, tax and accounting advisors.

Working Capital:  The Company plans to maintain working capital in order to address its short-term liquidity and cash flow needs.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will develop all or a portion of its business plan and will develop a market value. Although a development-stage company, since April 2010, the Company has spent considerable time and effort in developing its projects.  The Company believes that its development and the projects intended to be offered by the Company perform particularly well regardless of any economic recession because the products provide immediate and critical benefits.  The Company has based its $20.00 per Share offering price on what it views as the potential future value of its projects and the anticipated growth of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. Purchasers in this offering will pay $20.00 per Share but immediately after purchase the value of those Shares will be reduced.  Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

In the future, following the completion of this offering, the Company intends to raise up to $490,000,000 through the sale of 24,500,000 Shares as part of separate offering pursuant to a registration statement that the Company intends to file at such time.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares.  The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.  Some Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares.  The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares. The executive officers of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period. The maximum number of Shares that can be sold pursuant to the terms of this offering is 500,000.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers offering the Shares is considered to be a broker of such securities as (i) no officer is subject to any statutory disqualification, (ii) no officer is nor will be compensated by commissions for sales of the securities, (iii) no officer is associated with a broker or dealer, (iv) all officers are primarily employed on behalf of the Company in substantial duties and (v) no officer participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

In the future, following the completion of this offering, the Company intends to raise up to $490,000,000 through the sale of 24,500,000 Shares as part of separate offering pursuant to a registration statement that the Company intends to file at such time.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 10,257,500 shares were outstanding as of the date of the registration statement, of which this prospectus is a part.  The company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

Common Stock

The Company is registering up to 500,000 shares of its common stock for sale to the public at a price of $20.00 per Share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

PLAN OF OPERATION

Business Plan

The Company anticipates that its project proposals will reflect a fundamental change in the manner in which passenger rail service will be provided. The high-speed rail plan to be presented by the Company will likely utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations. The major elements of the plan would include:

•	Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas;
•	Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States;
•	Introduction of modern trail equipment operating at speeds up to 250 mph;
•	Provision of multi-modal connections to improve system access;
•	Improvement in reliability and on-time performance;
•	Development or expansion of a feeder bus system linking outlying areas to railroad stations;
•	Acquiring new train equipment including trainsets including spares;
•	Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements;
•	Construction or improvement of railroad grade crossings and passenger stations.

The Company will prepare the feasibility study and locate contractors and manufacturers to complete and work and provide cost estimates. Because high-speed rail travel is already in-place in much of Europe and Asia, the Company anticipates working with European companies to furnish the high-speed equipment, such as locomotives and passenger cars. The Company believes that as high-speed rail projects develop in the United States, certain of these European and Asian companies may establish manufacturing plants in the United States.

The Company will put the proposed contracts together with the supporting feasibility study, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal. The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The Company anticipates that upon approval, the local municipality will effectuate a bond offering for the funding of the high-speed rail project.

The Company anticipates that the municipalities will be favorably receptive to the proposed high-speed rail project for many reasons. Political pressure is increasing to find alternate transportation systems as the price of gas and environmental risk of drilling and using petroleum products rises. Highway usage is increasing dramatically with the corresponding increasing maintenance costs and congestion. The project will be presented as a total package thereby providing the municipalities with the complete overview and relieving it of the time and costs involved in studying the proposal, seeking pricing information and projecting results. In addition, the Company believes that it will be able to effect economies of scale by purchasing new and renovating existing equipment and facilities on an integrated regional basis rather than in fractured individual areas or small municipalities.

The projects will be financed by bonds or indentures offered by sponsored or affiliated non-profit organizations of the applicable local or municipal government or agency.  Such non-profit entities may also be affiliates or companies related to the Company.

Upon adoption of the proposed high-speed rail project and floating of the financing bond, the Company will act as the project manager and will oversee the entire project including not only the development but the continued operations of the high-speed rail project. The Company will also serve as the main central point for coordination of and between the municipalities, contractors, and operators of the project and, once established, the rail system.

For the foreseeable future, the Company intends to reinvest most of its profits from project development into technology and project development to discover, design and build novel and innovative projects.

Potential Revenue

The Company’s primary source of revenues in the near term will be unpredictable at the moment.

THE BUSINESS

The Business: High Speed Rail and Transportation Infrastructure

The business of high speed rail and transportation infrastructure development is a complex undertaking that requires substantial resources.  The Company intends to use its innovation, planning and dedication to these projects to readily conceptualize, design, develop and consummate successful transportation infrastructure projects.

The Market

A recent study by the Urban Land Institute and Ernst & Young concluded that the United States suffers from relatively low investment in virtually all aspects of transportation infrastructure – including airports, public transit, railway systems, roads and bridges – all of which is contributing to an “emerging crisis.”

In its analysis of the compelling need to revitalize America’s transportation infrastructure, a recent transportation conference recommended that “Public private partnerships need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.” Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure.

The same transportation conference also noted that, “Lacking a coherent vision for our transportation future and chronically short of resources, we defer new investments, fail to plan, and allow existing systems to fall into disrepair. This shortsightedness and underinvestment—at the planning level and on our nation’s roads, rails, airports and waterways—costs the country dearly. It compromises our productivity and ability to compete internationally; transportation users pay for the system’s inefficiencies in lost time, money and safety. Rural areas are cut off from economic opportunities and even urbanites suffer from inadequate public transportation options. Meanwhile, transportation-related pollution exacts a heavy toll on our environment and public health.”

A recent transportation conference report is equally as insistent on the need for private sector funding. In “Recommendation 8: Connecting the Dots,” the co-chairs wrote: “Resolving the controversy over private equity contributions to the transport system is essential to meet the nation’s pressing transportation challenges, as is recognizing the appropriate role of public-private partnerships (PPPs) in taking on those challenges.” They added, “PPPs need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.”

The Company believes that most experts in the transportation field now agree that public-private cooperation is vital.  Says Dale Ann Reiss, global director of real estate at Ernst & Young, "One thing that is crystal clear is that the private sector is going to play an increasingly important role in the effective and efficient development of infrastructure … Public-private partnerships are here to stay and may well be the only viable way for governments to reach their infrastructure development goals."

The Company believes that the transportation infrastructure crisis facing America is two-fold. In the first instance, the existing infrastructure lacks modernity and has rendered the same incapable of meeting the nation’s transportation needs.  In the second instance, the funding to address this problem is currently beyond the reach of the federal, state, regional, and municipal governments.

To resolve this crisis will require a massive infusion of capital. The National Surface Transportation Infrastructure Financing Commission, in its 2009 report Paying Our Way estimates the total shortfall between what is required and what is available, at all levels of government,  just for maintaining the current system range from $134 billion to $194 billion per year for the period 2008 to 2035. If the goal is to improve existing transportation systems, the shortfall is even larger: $189–$262 billion per year over the same time period.

The main problem is that the funds to either maintain or improve existing transportation systems are simply not available from traditional sources.  Taxpayers at all levels of government are loath to support any tax increases for infrastructure projects. Exacerbating the crisis further, Transportation Secretary Ray LaHood had notified the recalcitrant governors that federal money earmarked for high-speed rail will be withheld unless used for that specific purpose.

Entry of the Company into the Market

The Company takes a comprehensive, intermodal approach to resolving the nation’s transportation crisis. And it proposes doing so without the necessity of the government increasing taxes at any level, or in any manner. In short, the Company suggests replacing pubic financing with private funding.

The primary competitive barrier most companies face in attempting to impact the nation’s infrastructure crisis is that they approach the overall problem in disparate segments.  For example, one provider proposes building railroad cars, while another proposes laying tracks. A third is interested in depots, while a fourth focuses on accommodations. None bring a comprehensive plan for full-funding to the mix.  On the other hand, the Company takes an intermodal approach to providing seamless service with a scale of economy. Specifically, the Company’s paradigm anticipates a fundamental change in the manner in which passenger rail service will be provided. The high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations.

The Company is also forging joint ventures with other industries related to the transportation industry. For example, it is currently finalizing an arrangement with a major manufacturer of certain materials used in the construction of highways and other transportation systems. The discussions contemplate a two-fold transaction by which the Company would initially buy the manufacturing plant and then subsequently purchase the remaining non-cash assets of the company.

Competition

The Company does not believe it will face significant competition from other companies that are developing high speed rail passenger and freight transportation systems as this industry is not well developed in the United States. The Company will, however, face competition in the allocation of monetary resources from governmental agencies, at the local, regional, state and federal levels.  The Company believes that government agencies will strongly endorse its proposed plan for high-speed regional rail systems, but believes that, given the economic environment, there may be few or no funds available for such development.

Nevertheless, it appears that significant competition generally exists in the industry, from private organizations or government agencies and entities.  On the heels of the Department of Transportation’s recent request for high-speed rail proposals, its Federal Railroad Administration received 132 applications from 32 states totaling $8.8 billion. That was more than three times the $2.4 billion available. During the first round of awards in the fall of 2009, applicants submitted more than $55 billion in project proposals. That was nearly six times the initial $8 billion available from the American Recovery and Reinvestment Act. So overwhelming has the response been that Transportation Secretary LaHood observed at the time, that, “Demand for high-speed rail dollars is intense and it demonstrates just how important this historic initiative is. States understand that high-speed rail represents a unique opportunity to create jobs, revitalize our manufacturing base, spur economic development and provide people with an environmentally friendly transportation option.”

THE COMPANY

Background and Current Operations

The Company is a development stage company and has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. The Company intends to focus on high-speed rail for passenger and freight transportation and related and ancillary transportation businesses. The Company anticipates that it will provide various services for high-speed rail throughout the United States. The Company intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.

The Company has not received revenue from any operations. Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The Company is a development-stage company in the process of developing proposals for the high-speed rail service. The Company believes that the need, demand and usage of alternative transportation such as high speed rail are increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels, particularly the automobile.

As one of the initial steps in implementing the Company's business plan of developing high-speed passenger and freight rail lines, on May 11, 2010, the Company engaged Transportation Economics & Management Systems, Inc. ("TEMS"), an independent company with expertise in public transportation and high speed rail service, to provide the Company with a basis for prioritizing its options by identifying the most effective high-speed rail corridors and technologies for the Company to consider in its development of its high-speed rail development projects. The TEMS team consists of four renowned experts in high-speed rail technology and implementation with experience in providing such similar analysis of high-speed rail projects and related transportation systems to the Rocky Mountain Rail Authority, the Southeastern Minnesota Rail Alliance, Maine Department of Transportation, Florida Department of Transportation VIA Rail Canada, Massachusetts Bay Transportation Authority and myriad others. Using its extensive databases of the North American market for intercity high-speed rail, and its detailed expertise on the character of high-speed rail technology, TEMS will assess ten corridors for the Company and provide a qualitative technology assessment that will specify the advantages and disadvantages of each option. TEMS will rank the options and suggest the best combinations of corridor and technology. TEMS has recommended the Midwest as an initial target project area as the Midwest has several major urban hubs, has multi track lines already in place and a existing basic railroad infrastructure as a result of the City of Chicago developing as one of the largest railroad hubs and crossroads in the United States.

Upon receipt of the recommendation from TEMS, the Company will analyze the recommended initial project regions and choose to develop, initially, the high-speed rail project for that region. The Company will prepare the complete project package including appraisals and estimates and will obtain contracts for the development of the railbeds and purchase of the equipment. The Company will present the complete project, working as project supervisor and coordinator, to municipalities and regional government agencies. Funding for the project will occur from a bond offering organized by nonprofit organizations or corporations, some or many of which may be affiliated with or related to the Company.

Alabama Toll Facilities, Inc.

On September 23, 2009, Penndel (as defined below), a related company of the Company, entered into a written agreement with Alabama Toll Facilities, Inc. (“ATFI”).  ATFI is a nonprofit corporation organized and existing under the laws of the State of Alabama, and was organized for the purpose of construction of a project consisting of the financing, construction and operation of a four lane toll bridge and highway in the State of Alabama.  Pursuant to such agreement between Penndel and ATFI, Penndel was appointed as the agent and representative of ATFI to perform all required tasks and actions to develop and construct such project.  Pursuant to this agreement, Penndel will earn certain compensation and will be obligated to perform certain tasks in furtherance of the project.

Certain other written agreements were entered into between ATFI and Penndel on April 12, 2010 with respect to the construction and services to be provided by Penndel with respect to the project.

In December 2010, Penndel assigned all of its written agreements with ATFI to Global (as defined below), a subsidiary of the Company.

Alabama Indenture Agreement

On December 1, 2010, ATFI entered into a Master Trust Indenture (“Alabama Indenture”) agreement with HSRF Trustee, which will serve as the trustee for a bond offering of $7,000,000,000 of ATFI Revenue Bonds Series 2010.  The Alabama Indenture indicates that the developer for the project will be Global and that the financial advisor and trust custodian(s) for the project will be Merrill Lynch, Pierce, Fenner & Smith, Incorporated and ING Investment Management Co.

Hi Speed Rail Facilities, Inc.

In 2010, the Company entered into a written agreement with Hi Speed Rail Facilities, Inc. (“Hi Speed”).  Hi Speed is a nonprofit corporation organized for the purpose of construction of projects consisting of the financing, construction and operation of various high speed rail and related projects across the United States.  Pursuant to such agreement between the Company and Hi Speed, the Company was appointed as the agent and representative of Hi Speed to perform all required tasks and actions to develop and construct such projects.  Pursuant to this agreement, the Company will earn certain compensation and will be obligated to perform certain tasks in furtherance of the project.

Certain other written agreements were entered into between Hi Speed and the Company during 2010 with respect to the construction and services to be provided by the Company with respect to the project.

Hi Speed Indenture Agreement

On December 1, 2010, Hi Speed entered into a Master Trust Indenture (“Hi Speed Indenture”) agreement with HSRF Trustee, which will serve as the trustee for a bond offering of $15,000,000,000 of HSRF Revenue Bonds Series 2010.  The Hi Speed Indenture indicates that the developer for the project will be the Company and that the financial advisor and trust custodian(s) for the project will be Merrill Lynch, Pierce, Fenner & Smith, Incorporated and ING Investment Management Co.

Hi Speed Rail Facilities Provider, Inc.

In 2010, the Company entered into a written agreement with Hi Speed Rail Facilities Provider, Inc. (“Hi Speed Provider”).  Hi Speed Provider is a nonprofit corporation organized for the purpose of construction of projects consisting of the financing, construction and operation of various high speed rail and related projects across the United States.  Pursuant to such agreement between the Company and Hi Speed Provider, the Company was appointed as the agent and representative of Hi Speed Provider to perform all required tasks and actions to develop and construct such projects.  Pursuant to this agreement, the Company will earn certain compensation and will be obligated to perform certain tasks in furtherance of the project.

Certain other written agreements were entered into between Hi Speed Provider and the Company during 2010 with respect to the construction and services to be provided by the Company with respect to the project.

Hi Speed Indenture Agreement

In December 2010, Hi Speed Provider entered into a Master Trust Indenture (“Hi Speed Indenture”) agreement with HSRF Trustee, which will serve as the trustee for a bond offering of $15,000,000,000 of HSRF Revenue Bonds Series 2010.  The Hi Speed Provider Indenture indicates that the developer for the project will be the Company and that the financial advisor and trust custodian(s) for the project will be Merrill Lynch, Pierce, Fenner & Smith, Incorporated and ING Investment Management Co.

Damar TruckDeck

The Company also intends to develop projects as opportunities are presented related or ancillary to the transportation or transportation-related fields.  The Company has entered into a contract for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the inventor, developer and manufacturer of Damar TruckDeck. (See www.damartruckdeck.com).  The Damar Corporation was incorporated in 2007 to develop, manufacture and market the truck deck component invented and developed by its owner. The Damar Corporation has filed a patent application covering its truck deck system. The Damar TruckDeck is a flexible truck deck storage and organization system that with an integrated frame allowing the cargo deck to be used as a hauling surface. The system has many configurations to fit a wide variety of uses (hunting, construction, moving, hauling, etc.) in various truck deck sizes. The Damar TruckDeck primarily consists of lockable repositionable storage units.

The advantages of the Damar TruckDeck system are as follows:

1. Organize gear in removable containers with the DAMAR Load-N-Go™ containers, easily converting atruck's usage by quickly swapping containers.
2. Protect items in lockable hatches. Lockable, repositionable hatches protect items in the Load-N-Go™ containers from theft and weather while a rear hatch allows the full length of the bed to be used for securing longer materials.
3. Keep ability to haul large items. The recessed CargoDeck surface is built to support and haul large materials and equipment, and by maintaining some bed wall height there is no need to strap items down.
4. Can be installed or removed in minutes by one person with no tools and no drilling.  The Damar Corporation has entered into contracts for sale of its Damar TruckDeck with Lowe's, The Home Depot, Advanced Auto Parts, Sam's Club, Costco and Meyer Distributing.

The Company shall receive all rights and title to the patents, the TruckDeck system, and all related assets, for a purchase price of:
1. $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of Shares of the Company's common stock; and
2. Royalty payments equal to $2.50 for each unit sold from items arising from the patent, including the Damar TruckDeck, for a period of five years. After such five years, the parties will renegotiate the terms of the agreement. If no agreement can be reached, then the parties agree to extend the royalty payments for one addition year after which time all royalty payments will terminate.
3. The cash payment portion of the purchase price is payable within 90 days of the successful completion of the registration as a publicly traded company pursuant to the Securities Act of 1933.

The Company intends to continue to produce and market the product continuing with the name Damar TruckDeck.

Other Opportunities

The Company is in discussion with other opportunities related to the transportation industry. The Company is in discussions with a major manufacturer of certain materials used in the construction of highways and other transportation systems. The discussions contemplate a two-fold transaction by which the Company would initially buy the manufacturing plant and then subsequently purchase the remaining non-cash assets of the company. The Company contemplates that the negotiations will be finalized no later than 90 days of the successful completion of the registration as a publicly traded company pursuant to the Securities Act of 1933. The Company anticipates that the purchase of this company and its assets would serve as the supplier of the materials that the Company will be using for some of its transportation projects.

Related Companies

There are several companies (each is listed below) that are affiliated with, or under common control with, the Company.  With respect to the companies, in each of these companies, Shah Mathias, the founder and chief executive officer of the Company, is the president and chief executive officer.  No other officers and directors exist in any of these related companies.

HSR Freight Line, Inc. (“HSR Freight”), a company which handles the use of track time and arranges for freight service on tracks from 10:00 p.m. and 6:00 a.m.  The shareholders of HSR Freight include the Company, which holds a 25% ownership interest, and Shah Mathias, who holds a 22% ownership interest.

HSR Passenger Services, Inc. (“HSR Passenger”), a company which handles all ticketing and booking reservations including related food service, hotel bookings and car rentals.  The shareholders of HSR Passenger include the Company, which holds a 25% ownership interest, and Shah Mathias, who holds a 22% ownership interest.

HSR Technologies, Inc. (“HSR Technologies”), a company that secures all technology from domestic and international manufacturers of high-speed rail elements. The shareholders of HSR Technologies include the Company, which holds a 20% ownership interest, and Shah Mathias, who holds a 22% ownership interest.

HSR Logistics, Inc. (“HSR Logistics”), a company that handles all purchasing for all the Company's entities. HSR Logistics, Inc. will also provide maintenance for train engines and rail car and track maintenance. The shareholders of HSR Logistics include the Company, which holds a 20% ownership interest, and Shah Mathias, who holds a 22% ownership interest.

Penndel Land Company (“Penndel”) is wholly owned by Shah Mathias, the Company's founder, chief executive officer and majority shareholder. Penndel is an established company and serves as the official and exclusive land developer for the Company and its subsidiaries, affiliates and other related companies, including sale of land, leasing of land, and land development including developing industrial sites for assembly plants, rail yards, train stations, train terminals, manufacturing plans, machines, and equipment, parts distribution centers, rail crossings, rail yards, cargo terminals, parking lots, garages, and other related construction of offices, hotels, shopping centers, and all on-site and off-site improvements.

The Company also will work closely with two non profit entities, High-Speed Rail Facilities, Inc., and High-Speed Rail Facilities Provider, Inc.  Headquartered in Pennsylvania, each of these two non-profit entities have put together a plan for providing states and cities across America with the funds necessary to finance entire high-speed light rail projects.  The board of directors of each of these two non-profit entities consists of the following individuals: Mr. Shah Mathias, founder and chief executive officer of the Company; Mr. Kirk Wilson; Mr. James Kingsborough; and Mr. Otto Banks.

The High-Speed Rail Facilities, Inc., local state chapter master indenture is estimated to in the future fund 20% of the cost of its selected projects. The balance of the funding will then come from combination of federal grants and or subsequent bond indenture for the local chapter.  Each state's high- speed rail bond indenture will be state specific.

Upon adoption of the proposed high-speed rail project and floating of the proposed financing bond indenture by the non-profit entity, the Company will act as the project manager and will oversee the entire project including, not only the development, but also the continued operations of the high-speed rail project.  The Company will also serve as the main central point for coordination of and between the municipalities, contractors, and operators of the project and, once established, the rail system.

Private Placement

Since inception, the Company has solicited investor participation in a private placement, but has not actually issued any Shares, or received any funds, to the Company as a result therefrom.

Loans

The Company currently has no loans outstanding as of the date of this registration statement.

Agreement with Tiber Creek Corporation

The Company previously entered into a consulting agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public company, including causing the preparation and filing a registration statement with the Securities and Exchange Commission, assisting with applicable state blue sky requirements, advising and assisting on listing its securities on a trading exchange, assisting in establishing and maintaining relationships with market makers and broker-dealers and assisting in other transactions, marketing and corporate structure activities. Tiber Creek received certain cash fees plus 250,000 common shares of the Company (or 3% of the outstanding common shares at time of engagement, whichever is greater.  The consulting agreement also provides that the shares issued to Tiber Creek shall be included in a registration statement to be filed by the Company.  The consulting agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek

The consulting agreement also includes a reset provision, which provides that if, on the one year anniversary date (the reset date) of the execution of the consulting agreement the market value of the Shares is less than $1.00 per share, the Company will issue to Tiber Creek additional shares necessary to equal the difference between the market value (calculated as the average closing bid of the Shares for the 30 days immediately prior to the reset date) of the Shares held by Tiber Creek and $1.00 per share.  If, on the reset date, the Shares are not trading, the reset date shall be extended until the first date on which the Company’s Shares shall have been trading for 30 days.  At such time, additional shares, if required, shall be issued pursuant to an S-8 registration statement if available at that time.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to develop, refine and ready its projects.  The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its projects enter the market.

A major challenge facing the Company is finding and using cost-effective, efficient sales, marketing and distribution strategies and tactics to commercialize its projects.  As a developing company, the Company has limited resources and can only devote a certain amount of expenditure to sales, marketing and advertising services.

As the Company’s products and technology present novel technology and functionality for customers, the Company believes that raising awareness of its projects and the benefits of its technology will be important to the success of the Company.  The Company believes that using a combination of television, radio, public relations, print media, and internet advertising to create a awareness of its products will help the Company introduce its products and technology to the marketplace. The Company believes the best way to reach this market is generally through media advertising.

Since inception, the Company has sought opportunities to promote its technology and projects via free advertising channels, such as television or radio news coverage, profiles in trade publications or print media and other public relations activities.  The Company plans to continue to seek these opportunities as they present a cost-effective mechanism for the Company to directly reach potential end users and build brand awareness.

Marketing Plan

The marketing plan of the Company is to enter local markets in an organized manner so as to concentrate efforts to build brand awareness and visibility for the Company’s projects.  The Company’s belief is that the Company will be best served by focusing its efforts on penetrating particular market segments rather than attempting to reach a wide array of projects in varying geographic areas.  The overall marketing plan, consistent with the marketing strategy outlined above, consists of a multifaceted approach that encompasses a versatile effort to reach key decision-makers for large transportation-related projects.. The Company’s efforts will generally be directed toward each of the following, subject to change from time to time as required by business or market conditions or otherwise:

Strategic Partners

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  As discussed above, the Company plans to build alliances with distributors, manufacturers, large associations and groups, and government agencies.

Revenues from Operations

The Company is a development stage company incorporated in the State of Delaware in 2010.

Since its inception, the Company has focused its efforts on project development and has devoted little attention or resources to sales and marketing.  Accordingly, the Company has no revenues to date and has not sold any of its projects as of yet.  In order to succeed, the Company needs to develop a viable and cost-effective and efficient sales, marketing and distribution strategy and execution plan to successfully development, implement and sell its projects and generate meaningful revenues from the same.

The Company believes that its initial project is ready to come to market and will be positively received once formally introduced into the marketplace.

Employees

In addition to the Chief Executive Officer, the Company has four employees. These employees currently receive no salaries or other compensation and no salaries have been accrued. These employees will not receive any compensation until, and if, the Company becomes a public company. Of these officers, only Mr. Mathias is employed by the Company in a full-time capacity.  The Company has no other employees but expects that it will hire additional personnel as it expands.

Property

The Company’s offices are located at Windsor Commons, Suite 3137-A, Red Lion, Pennsylvania 17356.  Its telephone number is (717) 246-3876 and its fax number is (717) 417-1439.

The Company has entered into a five-year lease, which is scheduled to begin in January 2011, at this location for 3,200 square feet for approximately $12.00 per square foot.  The property is owned by Penndel, an affiliate of the Company.  The Company's administrative, accounting and in-office employees, including technical direction, and officers and directors are located in these offices.  Until such time as the Company raises financing through this offering (or otherwise), the cost of the lease shall be advanced on account of the Company by its chief executive officer, Mr. Shah Mathias.  The Company will grant Mr. Mathias a convertible note or other instrument or security in consideration of his advancement of funds to the Company to pay lease costs.

Subsidiaries

The Company recently incorporated a subsidiary, Global Transportation & Infrastructure Inc. (“Global), in the State of Delaware.  Global is currently a wholly owned subsidiary of the Company.

Industry Regulation

Industry regulation affecting the Company is threefold, and each of the areas of regulation are likely to be at all levels of government (federal, state and local): (1) certain regulators (such as, at the federal level, the Department of Transportation) may in certain instances review, evaluate or guide the development and implementation of the Company’s projects; (2) certain agencies (such as, at the state level, the applicable state transportation board) may conduct inspections or project reviews of the Company’s plans and implementations; and (3) certain codes, ordinances and regulations will direct how the Company will implement any manufacturing, construction or other activities, and the Company intends to ensure that its services at all times comply with all applicable codes, ordinances and regulations at all levels of government.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  The Company’s registration statement and the referenced exhibits can also be found at the web site address.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in 2010. As of July 31, 2010, the Company has not generated any revenue since inception and has incurred significant operating losses, as part of the Company's development stage activities, of $90,920.  The Company has received all of its operating funds from the sale of its securities.  The Company has recently completed the plans for its first project and plans to bring this project to the marketplace soon (subject to raising adequate capital for manufacturing, sales, marketing and distribution activities).

Going Concern

The Company’s auditors have issued a report questioning the Company’s ability to continue as a going concern without the influx of additional capital.  The Company believes that the influx of capital from this offering will allow it to capitalize on these relationships by developing projects.  Once these initial activities are established, the Company can further implement the other aspects of its business plan.

Alternative Financial Planning

The Company has no alternative financial plans.  If the Company is not able to successfully raise monies in this offering, or otherwise obtain or raise funding, the Company’s ability to survive as a going-concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company does not currently have any issues with respect to revenue recognition policies, and does in all material respects, comply with generally accepted accounting principles.

Share-based payments

The Company may issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The Company will estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable.  This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options.  Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options.  Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our stock options and warrants.

The Company will estimate the fair value of shares of common stock issued for services based on the price of shares of the Company’s common stock sold in contemporaneous private placements of offerings on the date shares are granted.

Recent Accounting Pronouncements

No recent accounting pronouncements or policies were issued.

Discussion of Fiscal Period Ended July 31, 2010

The Company incurred a net loss of $90,920 for the period ended July 31, 2010, with general and administrative expenses of $979 and total operating expenses of $77,174 for such period.  The Company received no revenue in such period.

Mr. Shah Mathias, as chief executive officer of the Company, has received no salary to date, and will not receive any salary until the effective date of this offering..

General and administrative expenses for the period from inception (April 2010) through July 31, 2010 were $979.  The Company incurred total operating expenses of $77,174 during such period.

Liquidity. The Company received little to no monies from the private sale of its stock in the period ended July 31, 2010.  The Company has issued no shares of its common stock to employees and other individuals for services rendered to it.  The Company has no continuous methods of generating cash.

Capital Resources. The Company did not incur any capital expenditures other than the purchase of office and computer equipment.

Results of Operations. The Company completed no sales and received no revenues since inception. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Shah Mathias	51	Director	2010
James Becker	51	Director	2010
Steve Trout	54	Director	2010
Naresh Mirchandani	43	Director	2010
Shahjahan C. Mathias	44	Director	2010
Donald E. (“Nick”) Williams, Jr.	53	Director	2010
Michael W. Lasky	62	Director	2010
Sohual Matthias	52	Director	2010

Name	Age	Position	Year Commenced
Shah Mathias	51	Chief Executive Officer	2010
James Becker	51	President	2010
Steve Trout	54	Secretary/Treasurer	2010
Nick Mirchandani	43	Chief Financial Officer	2010
Carter Clewes	58	Senior Vice President	2010
Shahjahan C. Mathias	44	Senior Vice President	2010

Shah Mathias, Chief Executive Officer and Director.

Shah Mathias serves as Chief Executive Officer, President and a director of the Company. Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, Mr. Mathias commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, Mr. Mathias’ company had underwritten more than $1 billion in loans. In 2002, Mr. Mathias started PennDel Land Co., a real estate company which now has substantial assets and property. Mr. Mathias received his education at Penn State Institute of Technology.

James Becker, President and Director.

James Becker serves as President and a director of the Company. Mr. Becker is an experienced entrepreneur in the Pennsylvania area. In 1990, Mr. Becker purchased a partnership in a family style restaurant and in 1992 bought out his partner and added additional seating capacity. In 1997, he purchased a second restaurant and later sold both. In 2004, Mr. Becker became Vice President of Sales for Yorktowne Casket Company, a 14 state independent casket distributor company, where he managed the 34 sales representatives and oversaw its continued sales force. In 2007, Yorktowne Casket was sold to Matthews International and Mr. Becker currently serves as a Regional Sales Manager for Matthews International where he manages an eight member sales force and personal accounts totaling $21 million in annual sales.

Steve Trout, Secretary/Treasurer and Director.

Steve Trout serves as Secretary/Treasurer and a director of the Company. Mr. Trout has extensive experience in sales and marketing. Since 1997, he has handled all inside sales for Military and Commerical Fasteners Corporation, York, Pennsylvania. Prior to his employment with that company, Mr. Trout served as sales representative to several companies including MetLife and Dauphin Electric Supplies Co., both in Pennsylvania. Through his career Mr. Trout, has held account responsibility for over one hundred industrial accounts and increased sales to assigned industrial accounts substantially; prospected for and added new accounts and planned sales strategies for target accounts. Mr. Trout served as vice-chairman of Customer Service Committee, evaluated suggestions from coworkers and customers, created customer service survey and conducted interviews, compiled survey results and presented proposed improvements to company management. Mr. Trout received his M.B.A. degree from Syracuse University and his Bachelor of Business Administration from Pennsylvania State University.

Naresh Mirchandani, Chief Financial Officer and Director.

Naresh Mirchandani serves as Chief Financial Officer of the Company. Mr. Mirchandani has more than 20 years experience in high volume financial administration and negotiations with a particular expertise in the areas of commercial and residential mortgage financing, mergers and acquisitions, tax abatement, budgetary planning and management, and government loan negotiation. As corporate controller for a domestic and offshore marketing firm, Mr. Mirchandani oversaw a budget of more than $180 million annually. Mr. Mirchandari was commissioned by the United States Bankruptcy Court Trustee’s office to successfully develop a case against MCI, Inc., which the telecommunications giant was forced to settle for more than $7.5 million. A graduate with honors from India’s University of Bombay, Mr. Mirchandani also has a Masters of Business Administration from the Duke University Fuqua School of Business.

Carter L. Clews, Senior Vice President of International Marketing.

Carter Clews serves as Senior Vice President of International Marketing of the Company.  Mr. Clews is an offshore property marketing expert and a widely read international journalist specializing in geopolitical investment trends. Currently, Mr. Clews numbers among his clients resort and residential developments throughout the Caribbean and in select Mediterranean countries. Mr. Clews investment analyses frequently appear in such publications as International Living, Caribpro.com, and EscapeArtist.com. An award-winning TV and newsletter writer, Mr. Clews also has extensive experience in politics, having worked in U.S. presidential campaigns and managed congressional campaigns throughout the United States. In the early 1980s, Clews served as Director of Communications for the U.S. Senate Conference of the Majority, a role in which he worked closely with the Reagan White House. In 1995, Mr. Clews was named the international Infomercial Writer of the Year.

Shahjahan C. ("Chuck") Mathias, Executive Vice President and Director.

Shahjahan Mathias serves as Executive Vice President and a director of the Company. Mr. Mathias is a recognized authority in the marketing of electrical utility power backup systems, with a long history of working with nuclear power generation facilities, communications companies, large data centers and manufacturers of Uninterruptible Power Systems (UPS). Currently the Director of OEM Sales for C&D Technologies, he is responsible for having secured a $27 million contract with the government for the Minuteman Missile Launch System and increasing sales from $69 million to $83 million in a single 15-month period. In his earlier position as Utility Marketing Manager for Exide Corporation/EnerSys, Mr. Mathias was the Team Leader supporting government contract interface with the Air Force and the FAA.

Donald E. (“Nick”) Wiliams, Jr., Director.

Nick Williams serves as a director of the Company. Mr. Williams has over 30 years experience in Radiological Engineering, Environmental Safety and Health, Physics and Hazardous Material Management for both government and private industry in the U.S. and internationally. Mr. Williams holds a Bachelor of Science degree in biology from Providence College and an Masters of Science degree in Radiological Sciences from the University of Massachusetts-Lowell.  Over the first 10 years of his career in the nuclear industry, Mr. Williams’ work was centered in the areas of power reactor construction, operation, and maintenance. Over the last 20 years, his focus has turned to decommissioning major power reactors and nuclear weapons complex facilities in the United States and abroad. These tasks involved the safe handling, packaging, and disposal of large quantities of radioactive and hazardous materials in accordance with stringent U.S. and international standards to ensure public and workforce safety. Mr. Williams has been a consultant to many utility companies (e.g. Exelon, Pacific Gas & Electric, British Nuclear), architect-engineers (e.g. Shaw, Westinghouse, CH2MHill), and government agencies (DOE, DOD). He was the owner of a private nuclear consulting firm with over 130 employees for 10 years, and currently holds the position of Director of Radiological Engineering for a large western U.S. company.

Michael W. Lasky, Director.

Michael Lasky serves as a director of the Company. During the 1970's with approximately $200 as start-up capital, Mr. Lasky built a sports handicapping business, "Mike Warrens Sports", grossing more than $60 million a year by the late 1980's. Mr. Lasky sold the business at that time. Then starting with a psychic reading mail order business, in the 1990s, Mr. Lasky created the Psychic Friends Network. By the end of its first full year, the Psychic Friends Network was generating more than $7 million a month dwarfing every other infomercial on the air. The Psychic Friends Network became the only infomercial in television history to be on the air in the US 24 hours a day and to be on the air worldwide 24 hours a day. By the time the Psychic Friends Network had run its course, it had become the only billion-dollar infomercial in television history. Having mastered the art of the infomercial by the mid 1990s, Mike Lasky expanded his purview to include a variety of additional programming entities under the umbrella of Inphomation, Inc. including: The Helicopter Lure, featuring bass fishing champion Roland Martin and country comedy icon Jerry Clower, which generated sales of nearly $40 million in just one year and made the Helicopter Lure the fastest-selling lure in sports-fishing history; Psychic Readers Network, featuring the talented Nell Carter, which became the Psychic Friends Network only real competition, generating sales of more than $30 million for three years running; and Making Love Work, starring Barbara DeAngelis, which became the number one relationship infomercial in TV history and earned more than $150 million in just over three years on the air.

Suhail Matthias, Director.

Suhail Matthias serves as a director of the Company. Mr. Matthias is the founder and CEO of Diamond Carriages, Ltd., a chauffeuring company which he started with a single taxi eight years ago and has now developed into one of the largest limousine services in Central London’s lucrative chauffeur circuit. Diamond Carriages is now listed among the top five limousine services by the popular United Kingdom reference site Zettai.

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors.  The number of directors to compose the Company’s Board of Directors shall be no less than one director and no greater than eight directors.  Directors do not receive any compensation for their service.  Directors may be shareholders of the Company.  Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that Nick Williams and Michael Lasky are independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Payments	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

	2010	None

No salaries or accrued compensation has been paid.  There is no accrued compensation that is due to any member of the Company’s management.  No executive officer has received cash compensation in excess of $100,000 in the Company's fiscal year which ends of December 31, 2010.  Upon successful completion of this offering, however, certain management personnel will receive such compensation as is discussed below in “Anticipated Officer and Director Remuneration”.

There are no current plans to pay or distribute cash or non-cash bonus compensation for fiscal year 2010 to the persons named above. However, the Board of Directors may allocate salaries and benefits to the officers for fiscal year 2010 in its sole discretion.  No such person is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the company or from a change in control of the company or a change in his or her responsibilities following a change in control.  The members of the board of directors may, if the Board of Directors so decides, receive a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the board of directors, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors.

Anticipated Officer and Director Remuneration

The Company has not paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it becomes a public company.  At such time, the Company anticipates payment to officers and directors in the following amounts as compensation:

*Each officer and director will receive 20,000 Shares
*The Chief Executive Officer will receive an annual salary of $800,000 per annum plus a commission (payable in cash orShares) equal to 10.00% of all incoming revenue agreements obtained for the Company
*The Vice Chairman will receive an annual salary of $500,000 per annum
*The President, Chief Financial Officer and Secretary/Treasurer will each respectively receive an annual salary of $250,000per annum
*Directors will receive an annual stipend of $150,000 for each year of their service on the board of directors of the Company

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program.

Employment Agreements

The Company has not entered into any employment agreements with any officers and key personnel.  The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent
		Number of Shares of		of Class
		Common Stock	Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Shah Mathias	CEO	10,000,000	97.5%	93.0%

Total owned by officers, directors and 5% shareholders		10,000,000	97.5%	93.0%

* Less than 1%

(1) Based upon 10,257,500 shares outstanding as of the date of this offering.
(2) Assumes sale of all 500,000 Shares offered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve Trout, Secretary/Treasurer and a director, is the brother-in-law of Shah Mathias, the Chief Executive Officer of the Company. Shahjahan Mathias is the brother, and Sohual Matthias is the cousin, of Shah Mathias.

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 10,257,500 shares of common stock outstanding of which 10,000,000 shares are owned by officers and directors of the Company, namely Mr. Mathias. The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

Silberstein Ungar, PLLC (“Silberstein”), an independent registered public accounting firm, has audited Ameri Metro’s (a development stage company) consolidated balance sheets as of July 31, 2010, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the period then ended.  The Company has included its financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of Silberstein, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law ("DCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Articles of Incorporation do not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

AMERI METRO, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JULY 31, 2010

AMERI METRO, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JULY 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Ameri Metro, Inc.
Red Lion, PA  17356

We have audited the accompanying balance sheet of Ameri Metro, Inc. as of July 31, 2010, and the related statements of operations, stockholder’s deficit, and cash flows for the period from April 13, 2010 (date of inception) to July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ameri Metro, Inc., as of July 31, 2010 and the results of its operations and cash flows for the period from April 13, 2010 (date of inception) to July 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Ameri Metro, Inc. will continue as a going concern.  As discussed in Note 9 to the financial statements, the Company has incurred losses from operations, has limited working capital, and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 9. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
October 8, 2010

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JULY 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$21

Other assets
Land	1,494,077

Total Assets	$1,494,098

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current liabilities
Accrued property taxes	$10,945
Accrued professional fees	5,250
Loan payable – related party	60,000
Mortgage payable – related party	1,130,000
Accrued interest – related party	377,823
Total Liabilities	1,584,018

Stockholder’s deficit
Common stock, par value $.0001, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000
Preferred stock, par value $.0001, 20,000,000 shares authorized, 0 shares issued and outstanding	0
Deficit accumulated during the development stage	(90,920)
Total Stockholder’s Deficit	(89,920)

Total Liabilities and Stockholder’s Deficit	$1,494,098

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 13, 2010 (INCEPTION) TO JULY 31, 2010

REVENUES	$0

OPERATING EXPENSES
Professional fees	65,250
Real estate taxes	10,945
General & administrative expenses	979
TOTAL OPERATING EXPENSES	77,174

LOSS FROM OPERATIONS	(77,174)

OTHER INCOME (EXPENSE)
Interest expense	(13,746)

LOSS BEFORE PROVISION FOR INCOME TAXES	(90,920)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(90,920)

BASIC AND DILUTED LOSS PER SHARE	$(.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED	5,454,545

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT
AS OF JULY 31, 2010

	Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Deficit

Inception, April 13, 2010	0	$0	$0	$0	$0

Shares issued to founder for cash at par value	10,000,000	1,000			1,000

Net loss for the period ended July 31, 2010				(90,920)	(90,920)

Balance, July 31, 2010	10,000,000	$1,000	$0	$(90,920)	$(89,920)

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED APRIL 13, 2010 (INCEPTION) TO JULY 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(90,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued interest – related party	13,746
Increase in accrued property taxes	10,945
Increase in accrued professional fees	5,250
Cash flows used in operating activities	(60,979)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock to founder for cash	1,000
Proceeds from related party loan	60,000
Cash flows from financing activities	61,000

NET INCREASE IN CASH	21

CASH, BEGINNING OF PERIOD	0

CASH, END OF PERIOD	$21

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Land acquired through assumption of mortgage payable plus related accrued interest	$1,494,077

The accompanying notes are an integral part of these financial statements

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 1 – NATURE OF OPERATIONS

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a July 31 fiscal year end.

Financial Instruments
The Company's financial instruments consist of cash and cash equivalents, loan payable, mortgage payable, and accrued expenses. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Organization and Start-up Costs
Organization and start-up costs are expensed as incurred.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Income Taxes
There are no taxes currently payable because of the loss incurred to date.  A net operating loss carry forward in the amount $90,920 is available for state and federal income tax purposes.  This results in a deferred tax asset of $31,000.  However, due to the uncertainty of future profits a valuation allowance has been recorded equal to this deferred tax asset.  The loss carry forward expires in 2030.

It is the policy of Ameri Metro to recognize accruals for interest and penalties related to uncertain tax positions in interest expense.  The Company has not incurred any interest or penalties to date.

Research and Development
The Company has not incurred any research and development costs to date.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at grant date fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LAND

On June 24, 2010, the Company acquired approximately 50 acres of vacant land located in Cumberland County, Pennsylvania from a related party - see Note 4.

We test land annually for impairment, or when indications of potential impairment exist.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 4 – SIGNIFICANT EVENTS – RELATED PARTY TRANSACTION

On June 24, 2010, Penndel Land Company (a related party through common ownership)   transferred certain real estate located in Cumberland County, Pennsylvania along with a mortgage it held on the property and related accrued interest to the Company.  Penndel took the deed in lieu of foreclosing on the original mortgagee.  The mortgage carries an interest rate of 12%.  The mortgage requires payment in full on December 15, 2010.  The transaction was accounted for as an asset acquisition. See Note 11.

The land acquisition was recorded as follows:

Description	Amount
Land	$1,494,077
Mortgage payable	(1,130,000)
Accrued interest payable	(364,077)
Total	$0

NOTE 5 – MORTGAGE PAYABLE – RELATED PARTY

On June 24, 2010, Penndel Land Company (a related party through common ownership) transferred certain real estate located in Cumberland County, Pennsylvania along with a mortgage it held on the property and related accrued interest to the Company.  Penndel took the deed in lieu of foreclosing on the original mortgagee.  The mortgage carries an interest rate of 12%.  The mortgage requires payment in full on December 15, 2010. Interest expense for the period ended July 31, 2010 was $13,746.  No interest was paid.  See Note 11

NOTE 6 – LOAN PAYABLE – RELATED PARTY

The stockholder loaned funds to the Company to pay certain expenses. The loan is unsecured, non-interest bearing, and has no specific terms of repayment.

NOTE 7 – STOCKHOLDER’S EQUITY (DEFICIT)

The Company was incorporated on April 13, 2010 in Delaware with authorized capital of 100,000,000 shares of Common Stock with a par value of $.0001 per share and 20,000,000 of Preferred Stock with a par value of $.0001 per share.  On June 2, 2010 10,000,000 shares were issued at par value for cash of $1,000.

NOTE 8 – INCOME TAXES

For the period ended July 31, 2010, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $91,000 at July 31, 2010, and will expire beginning in the year 2030.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 8 – INCOME TAXES (CONTINUED)

The provision for Federal income tax consists of the following:

July 31, 2010
Refundable Federal income tax attributable to:
Current Operations	$31,000
Less: valuation allowance	(31,000)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

July 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$31,000
Valuation allowance	(31,000)
Net deferred tax asset	$0

NOTE 9 – LIQUIDITY AND GOING CONCERN

The Company has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts

These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases office space as of July 31, 2010. The stockholder has provided office services without charge.  There is no obligation for the stockholder to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 10 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company entered into a joint venture with Penndel Land Company (“Penndel”), a related party entity primarily owned by the Company’s Chief Executive Officer, whereby Penndel will be the Company’s exclusive land developer, provider of financial services in connection with raising capital for the land development and provider of all requisite technology for the land development.  Penndel will receive a 2% fee for any capital raised for development, and will charge Ameri Metro cost plus 30% for securing programs and technology. As part of this joint venture, Penndel will receive a percentage of each class of shares in the Company in exchange for consulting services.

Land development activities include, but are not limited to, the sale of land, leasing of land, and land development including developing industrial sites for the assembly plants, rail yards, train stations, train terminals, manufacturing plants, machines, and equipment, parts distribution centers, rail crossings, cargo terminals, parking lots, garages, and other related construction of offices, hotels, shopping centers, and all on-site and off-site improvements.

The Company entered into a contract for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the inventor/developer/manufacturer of Damar TruckDeck.  The Damar TruckDeck is a flexible truck deck storage and organization system that with an integrated frame allowing the cargo deck to be used as a hauling surface.

The Company shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of the Company’s common stock.  The cash portion is payable within 90 days of the successful completion of the registration as a publically traded company pursuant to the Securities Act of 1933.  In addition, royalty payments equal to $2.50 for each unit sold from the items arising from the patent, including the Damar TruckDeck, for a period of five years.  After five years, the parties will renegotiate the terms of the agreement.  If no agreement can be reached, then the parties agree to extend the royalty payments for one additional year after which time all royalty payments will terminate.

The Company entered into a one-year agreement with Transportation Economics & Management Systems, Inc. (“TEMS”) regarding consulting services in relation to the development of high-speed rail and other transportation projects by the Company.

The Company has agreed to issue to its securities attorney 500,000 common shares at par value for services rendered after its initial registration statement has gone effective.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on which the financial statements were issued, October 8, 2010, and has determined it does not have any material subsequent events to disclose other than what is disclosed below.

On August 6, 2010, the Company paid a $15,000 deposit to Penndel Land Company, a related party, as a deposit on the purchase of 3750 E. Market Street, York, Pennsylvania for a total purchase price of $2,900,000. The property will be used for the future development of corporate offices for Ameri Metro.

On August 7, 2010, the Company issued 44,348 common shares to Penndel Land Company as full payment on the July 31, 2010 liabilities shown in these financial statements as a $1,130,000 mortgage note payable – related party and the $377,823 accrued interest payable – related party.

AMERI METRO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2010

NOTE 11 – SUBSEQUENT EVENTS (CONTINUED)

On September 3, 2010, the Company acquired a certain real estate security instrument (Mortgage) from an unrelated third party in the principal amount of $3,276,833.75 in exchange for 120,000 of its common shares and $700 cash.  The Mortgage is secured by real property located in the state of Pennsylvania, bears interest at 10%, and full payment is due in January 2012; instalment payments are due per a schedule if and when parcels are sold prior to January 2012.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's Articles of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action.  Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

Since inception, the Company has issued 10,257,500 shares of common stock.  Such shares were issued at a price less than the price of the Shares offered by the Company pursuant to this registration:

On April 13, 2010, at its inception, the Company issued an aggregate of 10,000,000 shares of common stock to the founder and chief executive officer of the Company Mr. Shah Mathias.  Such shares of the Company were issued to Mr. Mathias pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The Company has also issued the following securities since its inceptions.  Such securities were also issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as follows:

In 2010, the Company issued 7,500 shares to The Damar Corporation.  No monetary consideration was received by the Company in payment for such shares.

In October 2010, the Company issued 250,000 shares to Tiber Creek Corporation.  No monetary consideration was received by the Company in payment for such shares.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1	Articles of Incorporation,
3.2	By-laws
5.0**	Opinion of Counsel on legality of securities being registered
10.1	Master Indenture Agreement of Alabama Toll Facilities, Inc.
10.2	Master Indenture Agreement of Hi Speed Rail Facilities, Inc.
10.3	Master Indenture Agreement of Hi Speed Rail Facilities Provider, Inc.
10.4**	Form of subscription agreement for sale of the shares
23.1	Consent of Accountants
23.2	** Consent of Attorney (as part of Exhibit 5.0)

** To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamentalchange in the information in the registration statement. Notwithstanding the foregoing, any increase ordecrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any additional material information with respect to the plan of distribution not previouslydisclosed in the registration statement or any material change to such information in the registrationstatement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities tothe purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Red Lion, State of Pennsylvania on December 8, 2010.

/s/ Shah Mathias
Title: Chief Executive Officer
(Principal executive officer)

/s/ Naresh Mirchandani
Title: Chief Financial Officer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Shah Mathias	Director	December 8, 2010

/s/ James Becker	Director	December 8, 2010

/s/ Naresh Mirchandani	Director	December 8, 2010

/s/ Shahjahan C. Mathias	Director	December 8, 2010

/s/ Donald E. (“Nick”) Williams, Jr.	Director	December 8, 2010

/s/ Sohual Matthias	Director	December 8, 2010

Steve Trout	Director

Michael W. Lasky	Director